Exhibit 21
Schedule of Subsidiaries of the Company

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
106007 Canada Limited	Geosynthetic Systems	100%	Federal Canadian Corporation
Administradora Soal, S.A. de C.V.		100%	Mexico
Avica Aerospace Ducting Limited		100%	United Kingdom
Changshu L&V Automobile Motion Co. Ltd.		100%	China
Chieng Yeng Ent. Co., Ltd.		100%	British Virgin Islands
Church Corporate Park Owner’s Association, LLC		62%	Delaware
Crest-Foam Corp.	Industrial Components Group	100%	New Jersey
	L&P Carpet Cushion
	L&P Flooring Products
	Leggett & Platt Carpet Cushion
	Leggett & Platt Carpet Cushion Division
	Leggett & Platt Flooring Products
	S.C.S.
	Sleep Comfort Systems by Leggett & Platt
David Hart Aerospace Pipes Limited		100%	United Kingdom
Dayspring Limited		100%	Isle of Man
Dresher, Inc.	Harris-Hub Company, Inc.	100%	Delaware
Eagan Products, LLC		100%	Delaware
Ecowave Fibre Limited		50%	Ireland
Elite Comfort Solutions LLC		100%	Delaware
Elite Comfort Solutions, Inc.		100%	Delaware
Foshan City Nanhai Chieng Yeng Plastic & Hardware Product Co., Ltd.		100%	China
Guangdong Zhaoqing L&V Co., Ltd.		100%	China
Hanes CNC Services Co.		100%	North Carolina
Hanes Companies - New Jersey, LLC	Hanes	100%	Delaware
	Hanes Companies
	Hanes Companies - New Jersey
	Hanes Converting Company

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Hanes Dye & Finishing Division
	Hanes Engineered Materials
	Hanes Fabrics Company
	Hanes Geo Components
	Hanes Industries Division
	Hanes Trading Company
Hanes Companies Foundation		100%	North Carolina
Hanes Companies, Inc.	Civ-Con	100%	North Carolina
	Civ-Con Products & Solutions
	DDD Erosion Control
	ERO-TEX
	Geo-Civ Products
	Geotex Supply
	Greenscapes Home and Garden Products
	Hanes Converting Company
	Hanes Dye & Finishing Division
	Hanes Engineered Materials
	Hanes Fabrics Company
	Hanes Geo Components
	Hanes Industries – Mississippi
	Hanes Industries Division
	Hanes Industries Division, Inc.
	Hanes Industries Engineered Materials
	Hanes Trading Company
	Hill Country Culvert
	Hill Country Culverts
	Hill Country Site Supply
	Ikex
	Interwoven
	Interwoven Group
	Jarex

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	JMD Geo Components
	Lone Star Geo Products
	North American Textile
	North American Textiles
	North American Textile Component
	North American Textile Components
	VWR Textiles & Supplies
	Webtec
	West End Textiles Company
Hongkong Veilon Limited		100%	Hong Kong
Jiaxing Ellermann Asia Trading Ltd.		100%	China
JP&S Holdings Limited		100%	United Kingdom
JP&S Unlimited		100%	United Kingdom
Kayfoam Woolfson (Belfast) Limited		100%	United Kingdom
Kayfoam Woolfson Unlimited Company		100%	Ireland
Kintec-Solution GmbH		100%	Germany
L and C Windsor Cables Ltd.		100%	Canada
L and P Mexico, S. de R.L. de C.V.	L and P Mexico, Incorporated	100%	Mexico
L and P Springs South Africa (Pty) Ltd.		100%	South Africa
L&C Changsha Cable Industries Ltd.		100%	China
L&C Suizhou Cable Industries Ltd.		100%	China
L&P Automotive (Korea) LLC		100%	South Korea
L&P Automotive Europe GmbH		100%	Germany
L&P Automotive Europe Headquarters GmbH		100%	Germany
L&P Automotive France SAS		100%	France
L&P Automotive Japan Ltd.		100%	Japan
L&P Automotive Luxembourg, S.à r.l.		100%	Luxembourg
L&P Cyprus (CAD) Limited		100%	Cyprus
L&P Cyprus (EUR) Limited		100%	Cyprus
L&P Cyprus (GBP) Limited		100%	Cyprus
L&P Cyprus (USD) Limited		100%	Cyprus

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
L&P Electric, Inc.	Leggett & Platt Electric, Inc.	100%	Delaware
L&P Financial Services Co.	Hi Life Products	100%	Delaware
	L&P Carpet Cushion
	L&P Flooring Products
	Leggett & Platt Carpet Cushion
	Leggett & Platt Flooring Products
L&P German Holdings GmbH		100%	Germany
L&P Holdings, Inc.		100%	Delaware
L&P Hungary Ltd.		100%	Hungary
L&P International Holdings Company		100%	Delaware
L&P Materials Manufacturing, Inc.	Adcom Wire	100%	Delaware
	Adcom Wire Company
	Consumer Products Group
	L&P Flooring Products
	Leggett & Platt Consumer Products Group
	Leggett & Platt Flooring Products
	Mary Ann Industries
L&P Netherlands Holdings B.V.		100%	Netherlands
L&P Property Foremost Industrial Park LLC		100%	Michigan
L&P Property Management Company	Consumer Products Group	100%	Delaware
	IDEA Center
	L&P Home Furniture
	L&P PMC, Inc.
	Leggett & Platt Home Furniture
	Leggett & Platt West Coast Furniture
L&P Real Estate Services, LLC		100%	Missouri
L&P Springs Denmark ApS		100%	Denmark
L&P Springs Manufacturing, LLC		100%	Delaware
L&P Supply Chain Management, LLC		100%	Delaware

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
L&P Swiss Holding GmbH		100%	Switzerland
L&P Transportation LLC	L&P Global Supply Chain	100%	Delaware
	Leggett & Platt Global Supply Chain
	Leggett & Platt Transportation, LLC
L&P UK Holdings, LLC		100%	Delaware
L&P/Chieng Yeng Management Co. Limited		100%	Hong Kong
L&V 5 México, S. de R.L. de C.V.		100%	Mexico
Landmark Earth Solutions, Inc.		100%	Nevada
Leggett & Platt (Guangzhou) Co., Ltd.		100%	China
Leggett & Platt (Jiaxing) Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Consulting Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Machinery Technology Co., Ltd.		100%	China
Leggett & Platt (Taizhou) Co. Ltd.		100%	China
Leggett & Platt Administradora, S.A. de C.V.		100%	Mexico
Leggett & Platt Aerospace Middletown, LLC	L&P Aerospace	100%	Delaware
	Leggett & Platt Aerospace
	Pegasus Manufacturing
Leggett & Platt Asia Limited	L&P Global Supply Chain Solutions	100%	Hong Kong
Leggett & Platt Automotive Group - New Jersey, LLC		100%	Delaware
Leggett & Platt Automotive Group de Mexico, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt Automotive India Private Limited		100%	India
Leggett & Platt Canada Co.	Canadian Furniture	100%	Canada
	Crown North America
	Crown-VMS
	Design Fabricators

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
Design Fabricators/Fabricants de Design
Globe Spring
Hanes Engineered Materials
Hanes Geo Components
Hanes Geo Components/Geocomposites Hanes
Hanes Industries
L&P Automotive Group
L&P Automotive Group London
L&P Plastics
L&P Plastics/Plastiques L et P
L&P Work Furniture
Leggett & Platt Automotive Group
Leggett & Platt Work Furniture
Leggettwood
Leggettwood, Roberval
Leggettwood, St-Germain
Leggettwood, St-Nicolas
Lenrod
Lenrod - Hanes
Lenrod Industries
Lenrod Industries, a Division of Leggett & Platt Canada Co.
Les Industries Lenrod
Les Industries Lenrod, une Division de Societe Leggett & Platt Canada
No-Sag Spring Company
Northfield Metal Products
Paris Spring
Rothtex
Schukra of North America
Spruceland Forest Products

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
	Vehicle Management Systems
	VMS
	Westex
	Westex International
	Wiz Wire and Spring
Leggett & Platt Components Company, Inc.	Ark-Ell Springs	100%	Delaware
	L&P Carpet Cushion
	L&P Flooring Products
	L&P Home Furniture
	L&P Work Furniture
	Leggett & Platt Bedding
	Leggett & Platt Carpet Cushion
	Leggett & Platt Flooring Products
	Leggett & Platt Home Furniture
	Leggett & Platt Work Furniture
	Matrex
	Matrex Furniture Components
	Moiron
	Omega Motion
	Sackner
	Super Sagless Hardware
	Tupelo Sleeper
Leggett & Platt Components Europe Limited	Wellhouse	100%	United Kingdom
	Wellhouse Wire Products
	L&P Springs UK
Leggett & Platt Cyprus Holdings (CAD) Limited		100%	Cyprus
Leggett & Platt Cyprus Holdings (EUR) Limited		100%	Cyprus
Leggett & Platt Cyprus Holdings (GBP) Limited		100%	Cyprus

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
Leggett & Platt Cyprus Holdings (USD) Limited		100%	Cyprus
Leggett & Platt de Mexico, S. de R.L. de C.V.	Leggett & Platt de Mexico, Incorporated	100%	Mexico
Leggett & Platt do Brasil Ltda.		100%	Brazil
Leggett & Platt France		100%	France
Leggett & Platt International Service Corporation		100%	Delaware
Leggett & Platt International Trade (Shanghai) Co., Ltd.		100%	China
Leggett & Platt Ireland Holdings Limited		100%	Ireland
Leggett & Platt Luxembourg Holdings S.à r.l.		100%	Luxembourg
Leggett & Platt Middle East, Incorporated		100%	Delaware
Leggett & Platt Office Components, LLC	L&P Work Furniture	100%	Delaware
	Leggett & Platt Work Furniture
	LP Cincro
Leggett & Platt Office Components International S.r.l.		100%	Italy
Leggett & Platt Residencial, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt Servicios Comerciales, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios de Manufactura, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Ejecutivos, S. de R.L. de C.V.		100%	Mexico
Leggett & Platt Texas Properties, LLC		100%	Texas
Leggett & Platt U.K. Limited		100%	United Kingdom
Legplat, S. de R.L. de C.V.		100%	Mexico
LPI Michigan Realty LLC		100%	Delaware
LPT d.o.o.		100%	Croatia
Mangold Industries GmbH		100%	Germany

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
Nestaway LLC		100%	Delaware
ORG PHC Midco, Inc.		100%	Delaware
Pacoma (China) Hydraulic Equipment Co., Ltd.		100%	China
Pacoma GmbH		100%	Germany
Pacoma Limited		100%	Hong Kong
Pacoma USA Inc.	L&P Hydraulics	100%	Pennsylvania
	Leggett & Platt Hydraulics
	Pacoma Hydraulic Technology
Peterson Chemical Technology, LLC		100%	Texas
Portstewart Capital, LLC		100%	Delaware
Portstewart Funding, LLC		100%	Delaware
Precision Hydraulic Cylinders (UK) Limited		100%	United Kingdom
Precision Hydraulic Cylinders, Inc.	PHC	100%	North Carolina
	L&P Hydraulics
	Leggett & Platt Hydraulics
	Precision Hydraulic
	Precision Hydraulic Cylinders
Precision Hydraulics Private Limited		100%	India
Pullmaflex Benelux N.V.		100%	Belgium
Pullmaflex International Limited		100%	United Kingdom
Pullmaflex U.K. Limited		100%	United Kingdom
Schukra Berndorf GmbH		100%	Austria
SCI Parent, Inc.		100%	Delaware
Specitubes SAS		100%	France
Sponge-Cushion, Inc.	Tred-MOR	100%	Illinois
	Tred-MOR Floor Cushion and Acoustic Systems
Spuhl GmbH		100%	Switzerland
Sterling Steel Company, LLC	Leggett & Platt Rod & Wire	100%	Delaware
	Leggett & Platt Rod & Wire Group
Suncoast Lots 579, LLC		100%	Florida

Name	Doing Business As	% of Ownership	Place of Incorporation or Organization
TAG Environmental Inc.		51%	Federal Canadian Corporation
Terrafix Environmental Technology Inc.		100%	Canada
Terrafix Geosynthetics Inc.		100%	Canada
Trio Line Polska sp. z o.o.		100%	Poland
Valley Metals, LLC	L&P Aerospace	100%	California
	Leggett & Platt Aerospace
Walk-On Products, Inc.	L&P Flooring Products	100%	North Carolina
	Leggett & Platt Flooring Products
Western Pneumatic Tube Company, LLC	L&P Aerospace	100%	Washington
	Leggett & Platt Aerospace
Western Pneumatic Tube Holding, LLC		100%	Delaware
Wuxi Leggett & Platt-Huaguang Automobile Parts Co., Ltd.		100%	China